Exhibit 4.14
AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
This Amendment No. 2 (this “Amendment”) to the Amended and Restated Registration Rights Agreement, dated as of February 11, 2014, by and among Ladder Capital Corp, Delaware corporation (the “Company”), Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Holdings”), and each of the Ladder Investors (as therein defined), as amended by Amendment No. 1 to the Amended and Restated Registration Rights Agreement, dated as of January 28, 2015 (as amended, the “Registration Rights Agreement”), is entered into as of December 1, 2016. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement.
WHEREAS, pursuant to Section 12(b) of the Registration Rights Agreement, the provisions of the Registration Rights Agreement may be amended upon the prior written consent of the Company, Holdings and the RRA Requisite Investors (as defined therein) and any amendment to which such written consent is obtained shall be binding upon the Company, Holdings and all Ladder Investors.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Holdings and the RRA Requisite Investors hereby give their written consent to amend the Registration Rights Agreement as follows:
1.Amendment to Section 3(c). Section 3(c) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
Shelf Registrations. At any time that a Shelf Registration is effective, if any holder or group of holders described in Section 3(a) of Registrable Shares that has a right to request a Short-Form Registration pursuant to such Section 3(a) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Shares included by it on the Shelf Registration (an “Underwritten Shelf Offering”) and stating the approximate number (or range) of the Registrable Shares to be included in the Underwritten Shelf Offering and, at the option of the holder or group of holders delivering the notice, the anticipated per share price range for such offering, then the Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the Underwritten Shelf Offering (taking into account the inclusion of Registrable Shares by any other holders thereof pursuant to the terms of the next sentence of this Section 3(c)). In connection with any Underwritten Shelf Offering, the Company shall, promptly after receipt of a Take-Down Notice, deliver such notice to all other holders of Registrable Shares included on such Shelf Registration and, subject to Section 3(d) permit each holder to include its Registrable Shares included on the Shelf Registration and permit each holder to include its Registrable Shares included on the Shelf Registration in the Underwritten Shelf Offering if such holder notifies the proposing holders and the Company no later than 9:00 a.m., New York City time, on the business day immediately following the Take-Down Notice Delivery Time; it being understood that for purposes of this Section 3(c), the “Take-Down Notice Delivery Time” shall be deemed to be the date of delivery of such notice if it is delivered to holders at or prior to 12:00 p.m. New York City time and shall be deemed to be the business day immediately following delivery of such notice if it is delivered to holders after 12:00 p.m. New York City time.

2.    Amendment to Section 9. Section 9 of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:
Participation in Underwritten Registrations. Notwithstanding anything contained herein to the contrary, no holder of Registrable Shares may participate in any registration hereunder which is underwritten or otherwise a distribution of shares hereunder unless such holder (a) agrees to sell such holder’s applicable Registrable Shares on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, (i) pursuant to the terms of any over allotment or “green shoe” option requested by the managing underwriter(s) and (ii) agreeing to pay its pro rata share for the fees and expenses of any third party advisor or consultant retained by the Person or Persons entitled hereunder to approve such arrangements, including for any financial consulting services; provided that no holder of Registrable Shares shall be required to sell more than the number of Registrable Shares that such holder has requested the Company to include in any registration) and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements (including, without limitation, any applicable lock-up agreement); provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 8.
3.    Miscellaneous.
(a)    Effect of Amendment. In the event of any inconsistency or conflict between the Registration Rights Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
(b)    Entire Agreement. This Amendment and the Registration Rights Agreement, including the exhibit thereto, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. Any reference to the Registration Rights Agreement after this Amendment is first effective shall be deemed to be a reference to the Registration Rights Agreement as further amended hereby.
(c)    Remedies. Any Person having rights under any provision of this Amendment shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Amendment and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Amendment and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Amendment.
(d)    Successors and Assigns. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.
(e)    Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

(f)    Counterparts; Facsimile or Email Signatures. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment. Facsimile or email counterpart signatures to this Amendment shall be acceptable and binding.
(g)    Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.
(h)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(i)    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AMENDMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AMENDMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
(j)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.
* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 2 to the Amended and Restated Registration Rights Agreement as of the date first above written.

LADDER CAPITAL CORP
By:	/s/ PAMELA MCCORMACK
Name: Pamela McCormack
Title: Chief Operating Officer
LADDER CAPITAL FINANCE HOLDINGS LLLP
By:	/s/ PAMELA MCCORMACK
Name: Pamela McCormack
Title: Chief Operating Officer

[Signature Page to Amendment No. 2 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 2 to the Amended and Restated Registration Rights Agreement as of the date first above written.
TI II LADDER HOLDINGS, LLC

By:    /s/ GLENN F. MILLER
Name: Glenn F. Miller
Title: Vice President
TOWERBROOK INVESTORS II AIV, L.P.

By:    TowerBrook Investors GP II, L.P.
Its:    General Partner

By:    TowerBrook Investors, Ltd.
Its:    General Partner

By:    /s/ GLENN F. MILLER
Name: Glenn F. Miller
Title: Attorney-in-Fact

[Signature Page to Amendment No. 2 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 2 to the Amended and Restated Registration Rights Agreement as of the date first above written.
GI LADDER HOLDCO LLC

By:    GI Partners Fund III L.P.
Its:    Sole Member

By:    GI GP III L.P.
Its:    General Partner

By:    GI GP III LLC
Its:    General Partner

By:    /s/ HOWARD PARK
Name: Howard Park
Title:
GI PARTNERS FUND III-A L.P.

By: GI GP III L.P., its General Partner

By: GI GP III LLC, its General Partner
By:    /s/ HOWARD PARK
Name: Howard Park
Title:
GI PARTNERS FUND III-B L.P.

By: GI GP III L.P., its General Partner

By: GI GP III LLC, its General Partner
By:    /s/ HOWARD PARK
Name: Howard Park
Title:

[Signature Page to Amendment No. 2 to the Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and consented to this Amendment No. 2 to the Amended and Restated Registration Rights Agreement as of the date first above written.
/s/ ALAN FISHMAN
Alan Fishman

/s/ BRIAN HARRIS
Brian Harris
BETSY A. HARRIS 2012 FAMILY TRUST

By:/s/ BRIAN HARRIS
Name: Brian Harris
Title: Trustee
/s/ MICHAEL MAZZEI
Michael Mazzei

[Signature Page to Amendment No. 2 to the Amended and Restated Registration Rights Agreement]